[Letterhead of Thompson Hine LLP]

                                                                     Exhibit (5)

                                                              September 24, 2003

Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

Dear Sirs and Madames:

      Referring to your Registration Statement on Form S-3 (Registration No. 333-83542), as amended (said Registration Statement, as amended, is hereinafter called the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), pursuant to Rules 415 and 429 promulgated thereunder, covering the proposed issuance and sale by you of up to $100,000,000 aggregate principal amount of Debt Securities (the "Debt Securities"), in one or more series, to be issued under an Indenture (the "Indenture"), dated as of April 1, 1992, by and between Central Hudson Gas & Electric Corporation (the "Company") and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor to Morgan Guaranty Trust Company of New York), as Trustee, in amounts, at prices and on terms to be determined at the time or times of sale, as contemplated in the Registration Statement:

      The Company was incorporated and organized under the supervision of the law firm of Gould & Wilkie, which subsequently became Gould & Wilkie LLP ("Gould & Wilkie"). Gould & Wilkie combined with the undersigned law firm on May 1, 2002, and as a consequence, our firm has acted as counsel to the Company, either directly since May 1, 2002, or indirectly through Gould & Wilkie, since the Company's incorporation on December 31, 1926.

      We have advised the Company with regard to the execution and filing of its Certificate of Consolidation (Certificate of Incorporation) and all certificates amendatory thereof.

      We have advised the Company in the preparation of the Registration Statement.

      We have advised the Company in the creation of a series of Debt Securities under the Indenture, limited in the aggregate principal amount of $100,000,000, designated as "Medium-Term Notes, Series D" (the "Notes"), and with regard to the establishment of the form, and the terms and provisions, of the Notes.

      We have advised the Company with regard to the issuance and sale by the Company on September 23, 2003 of a tranche of the Notes, in the aggregate principal amount of $24,000,000 (the "Notes of the Tranche"), having the pricing terms set forth in Pricing Supplement No. 3, dated September 17, 2003, filed with the Commission on September 17, 2003, pursuant to Rule 424(b)(3) under the Act (the "Pricing Supplement"). The Pricing Supplement supplements a Prospectus Supplement, dated March 20, 2002, relating to the Notes (the "Prospectus Supplement"), and has attached thereto a Prospectus, as contained in the Registration Statement, and dated March 14, 2002, relating to the Debt Securities (the "Prospectus"). The Prospectus Supplement, with the Prospectus, attached thereto, was filed with the Commission on March 20, 2002, pursuant to Rule 424(b)(2) under the Act.

      On the basis of the foregoing, and our examination and consideration of such other legal and factual matters as we have deemed appropriate, in our opinion the Notes of the Tranche are the valid, legal and binding obligations of the Company.

      We hereby consent that this opinion be filed as an Exhibit to the Registration Statement, and we further continue to consent to the use of our name as experts in connection with the statements in the Prospectus included in the Registration Statement as to matters of law and legal conclusions under the captions "The Company" and "Description of the Debt Securities" and the reference to us under the caption "Legal Opinions and Experts" in said Prospectus.

                                                     Very truly yours,

                                                     /s/ Thompson Hine LLP
                                                     ---------------------
                                                     Thompson Hine LLP

GJW:EPM